SUB-ITEM 77Q(1)(a):
EXHIBITS


Federated Core Trust

Amendment No. 11
to the Declaration of
Trust
dated August 21, 1996

	This Declaration
of Trust is amended as
follows:

	Strike Section 5
of Article III and replace
it with the following:

	Section
5.  Establishment
and Designation
of Series.
Without limiting
the authority of
the Trustees set
forth in Article
XIII, Section 7,
inter alia, to
establish and
designate any
additional Series
or to modify the
rights and
preferences of
any existing
Series, the Series
shall be, and are
established and
designated as,

Emerging
Markets Core
Fund
Federated Bank
Loan Core Fund
Federated
Mortgage Core
Portfolio
High-Yield Bond
Portfolio


		The
undersigned hereby
certify that the above
Amendment is a true and
correct Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees at a meeting on
the 10th day of February,
2016, to become effective
on the     1st   day of
    March 2016 .

	WITNESS the
due execution hereof this
10th day of February,
2016.



/s/ John F.
Donahue___________________
/s/ Peter E.
Madden_________
John F. Donahue
Peter E. Madden


/s/ John T.
Collins___________________
_/s/ Charles F. Mansfield,
Jr._____________
John T. Collins
Charles F. Mansfield, Jr.


/s/ J. Christopher
Donahue______________
_/s/ Thomas M.
O?Neill_______________
J. Christopher Donahue
Thomas M. O?Neill


/s/ Maureen Lally-
Green______________
/s/ P. Jerome
Richey___________________
Maureen Lally-Green
P. Jerome Richey


/s/ G. Thomas
Hough__________________
_/s/ John  S.
Walsh____________________
G. Thomas Hough
John S. Walsh